CERTIFICATION OF OFFICERS OF NESS ENERGY INTERNATIONAL, INC.
PURSUANT TO 18 USC & 1350
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY
ACT OF 2002

I hereby certify that the accompanying report on Form 10-QSB for the period ended September 30, 2004, and filed with the Securities and Exchange Commission on the date hereof pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the “Report”) by Ness Energy International, Inc. fully complies with the requirements of that section.

I further certify that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the company.

Date November 15, 2004 BY: /S/ Sha Stephens. —————————————— Sha Stephens. President & CEO BY: /S/ Bob Lee ————————————— Bob Lee Chief Financial Officer